UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective August 6, 2014, S&W Seed Company (the "Registrant") entered into an amendment to the employment agreement (the "Amendment") with its principal financial officer, Matthew K. Szot. The Amendment memorializes the following modifications to Mr. Szot's Employment Agreement with the Registrant dated April 1, 2013 (the "Employment Agreement"): (i) Mr. Szot's title is changed from "Senior Vice President of Finance and Chief Financial Officer" to "Executive Vice President of Finance and Administration and Chief Financial Officer;" (ii) the term of the Employment Agreement is extended by six months--the end date is now September 30, 2016 instead of March 31, 2016; and (iii) Mr. Szot's base salary is increased from $200,000 to $250,000 per year. Except as modified by the Amendment, the Employment Agreement remains in full force and effect.

The foregoing description of the Amendment should be read in conjunction with, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amendment No. 1 to Employment Agreement with Matthew K. Szot

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: August 8, 2014

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 to Employment Agreement with Matthew K. Szot